Exhibit 99.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This certification is provided pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and accompanies the quarterly report on Form 10-Q (the “Form 10-Q”) for the quarter ended March 30, 2003 of Holley Performance Products, Inc. (the “Issuer”).

I, James D. Wiggins, Chief Executive Officer of Issuer certify that to the best of my knowledge:

(1)	the Form 10-Q fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and result of operations of the Issuer.

Signature	Date

/S/ JAMES D. WIGGINS	July 2, 2003

James D. Wiggins
Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to Holley Performance Products Inc. and will be retained by Holley Performance Products Inc. and furnished to the Security and Exchange Commission or its staff upon request.

This certificate is being submitted in accordance with the procedure provided in Section III of SEC Release No. 33-8212, 34-47551, IC-25967 (March 21, 2003) for treatment as a document ‘accompanying’ the Quarterly Report on Form 10-Q to which it is attached and not as a document ‘filed’ as a part of such Quarterly Report.